77I     Terms of New or Amended Securities

        The Prospectus and Statement of Additional Information relating to FST Capital Shares of Goldman Sachs Trust's (the "Trust") Prime Obligations Fund, Money Market Fund, Treasury Obligations Fund, Treasury Instruments Fund, Government Fund, Federal Fund and Tax-Free Money Fund as filed with the Securities and Exchange Commission on August 13, 2002 (Accession No. 0000950123-02-007844) are incorporated herein by reference.